Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES THIRD QUARTER 2026 FINANCIAL RESULTS INCLUDING NET INVESTMENT INCOME OF $0.16 PER SHARE; DECLARES A FOURTH QUARTER DIVIDEND OF $0.17 PER SHARE

SANTA MONICA, Calif., November 5, 2026 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the third quarter ended September 30, 2026 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•
On a GAAP basis, net investment income for the quarter ended September 30, 2026 was $13.4 million, or $0.16 per share on a diluted basis, which did not exceed the regular dividend of $0.17 per share paid on September 30, 2026. Adjusted net investment income(1) for the quarter ended September 30, 2026 was $12.5 million, or $0.15 per share on a diluted basis.
•
Net decrease in net assets from operations on a GAAP basis for the quarter ended September 30, 2026 was $66.8 million, or $0.80 per share, compared to a $1.7 million, or $0.02 per share, net increase in net assets from operations for the quarter ended June 30, 2026.
•
Net asset value per share was $5.61 as of September 30, 2026, compared to $6.58 as of June 30, 2026.
•
As of September 30, 2026, investments on non-accrual status represented 3.4% of the portfolio at fair value and 14.2% at cost, compared to 1.6% of the portfolio at fair value and 7.4% at cost as of June 30, 2026.
•
Net leverage was 0.16x as of September 30, 2026, compared to 1.38x as of June 30, 2026.
•
As previously announced, on August 4, 2026, the Company completed the sale of 95% of the equity interests in a vehicle (the "Continuation Vehicle") holding approximately $524 million of investments across 78 portfolio companies to funds and accounts sponsored by Pantheon, a global leader in private credit secondaries.
•
On November 5, 2026, our Board of Directors (the "Board") declared a fourth quarter dividend of $0.17 per share, payable on December 31, 2026 to stockholders of record as of the close of business on December 17, 2026.

MANAGEMENT COMMENTARY

“Strong repayment and realization activity this quarter, together with proceeds from the portfolio sale, significantly reduced leverage and meaningfully enhanced liquidity in the portfolio,” said Jason Mehring, Chairman and Chief Executive Officer of BlackRock TCP Capital Corp. “Together, these steps place TCPC on a strong foundation as the Board conducts its ongoing strategic review, which is focused on achieving the best possible outcome for shareholders.”

SELECTED FINANCIAL HIGHLIGHTS(1)

	Three months ended September 30,
	2026		2025
	Amount	Per Share	Amount	Per Share
Net investment income	$13,365,582	0.16	$27,281,273	0.32
Less: Purchase accounting discount amortization	836,279	0.01	1,645,031	0.02
Adjusted net investment income	$12,529,303	0.15	$25,636,242	0.30

Net realized and unrealized gain (loss)	$(80,119,162)	(0.96)	$(2,911,561)	(0.03)
Less: Realized gain (loss) due to the allocation of purchase discount	425,666	0.01	5,849,398	0.07
Less: Net change in unrealized appreciation (depreciation) due to the allocation of purchase discount	(1,261,945)	(0.02)	(7,494,429)	(0.09)
Adjusted net realized and unrealized gain (loss)	$(79,282,883)	(0.95)	$(1,266,530)	(0.01)

Net increase (decrease) in net assets resulting from operations	$(66,753,580)	(0.80)	$24,369,712	0.29
Less: Purchase accounting discount amortization	836,279	0.01	1,645,031	0.02
Less: Realized gain (loss) due to the allocation of purchase discount	425,666	0.01	5,849,398	0.07
Less: Net change in unrealized appreciation (depreciation) due to the allocation of purchase discount	(1,261,945)	(0.02)	(7,494,429)	(0.09)
Adjusted net increase (decrease) in net assets resulting from operations	$(66,753,580)	(0.80)	$24,369,712	0.29

(1) Excluding amortization of purchase discount recorded in connection with the Merger (defined herein), adjusted net investment income for the quarter ended September 30, 2026 was $12.5 million, or $0.15 per share on a diluted basis.

On March 18, 2024, the Company completed its previously announced merger (the "Merger") with BlackRock Capital Investment Corporation ("BCIC"). The Merger has been accounted for as an asset acquisition of BCIC by the Company in accordance with the asset acquisition method of accounting as detailed in ASC 805-50 ("ASC 805"), Business Combinations-Related Issues. The Company determined the fair value of the shares of the Company's common stock that were issued to former BCIC shareholders pursuant to the Merger Agreement plus transaction costs to be the consideration paid in connection with the Merger under ASC 805. The consideration paid to BCIC shareholders was less than the aggregate fair values of the BCIC assets acquired and liabilities assumed, which resulted in a purchase discount (the “purchase discount”). The consideration paid was allocated to the individual BCIC assets acquired and liabilities assumed based on the relative fair values of net identifiable assets acquired other than “non-qualifying” assets and liabilities (for example, cash) and did not give rise to goodwill. As a result, the purchase discount was allocated to the cost basis of the BCIC investments acquired by the Company on a pro-rata basis based on their relative fair values as of the effective time of the Merger. Immediately following the Merger, the investments were marked to their respective fair values in accordance with ASC 820 which resulted in immediate recognition of net unrealized appreciation in the Consolidated Statement of Operations as a result of the Merger. The purchase discount allocated to the BCIC debt investments acquired will amortize over the remaining life of each respective debt investment through interest income, with a corresponding adjustment recorded to unrealized appreciation or depreciation on such investment acquired through its ultimate disposition. The purchase discount allocated to BCIC equity investments acquired will not amortize over the life of such investments through interest income and, assuming no subsequent change to the fair value of the equity investments acquired and disposition of such equity investments at fair value, the Company may recognize a realized gain or loss with a corresponding reversal of the unrealized appreciation on disposition of such equity investments acquired.

As a supplement to the Company’s reported GAAP financial measures, we have provided the following non-GAAP financial measures that we believe are useful:

•
“Adjusted net investment income” – excludes the amortization of purchase accounting discount from net investment income calculated in accordance with GAAP;

•
“Adjusted net realized and unrealized gain (loss)” – excludes the unrealized appreciation resulting from the purchase discount and the corresponding reversal of the unrealized appreciation from the amortization of the purchase discount from the determination of net realized and unrealized gain (loss) determined in accordance with GAAP; and
•
“Adjusted net increase (decrease) in net assets resulting from operations” – calculates net increase (decrease) in net assets resulting from operations based on Adjusted net investment income and Adjusted net realized and unrealized gain (loss).

We believe that the adjustment to exclude the full effect of purchase discount accounting under ASC 805 from these financial measures is meaningful because of the potential impact on the comparability of these financial measures that we and investors use to assess our financial condition and results of operations period over period. Although these non-GAAP financial measures are intended to enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The aforementioned non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies.

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2026, our consolidated investment portfolio consisted of debt and equity positions in 126 portfolio companies with a total fair value of approximately $543.5 million, of which 79.6% was in senior secured debt. 79.6% of the total portfolio was first lien. Equity positions represented approximately 20.4% of the portfolio. 88.0% of our debt investments were floating rate, 89.0% of which had interest rate floors.

As of September 30, 2026, the weighted average annual effective yield of our debt portfolio was approximately 11.1%(1) and the weighted average annual effective yield of our total portfolio was approximately 9.4%, compared to 11.2% and 10.5%, respectively, as of June 30, 2026. Investments in twelve portfolio companies were on non-accrual status as of September 30, 2026, representing 3.4% of the consolidated portfolio at fair value and 14.2% at cost, compared to 1.6% of the portfolio at fair value and 7.4% at cost as of June 30, 2026.

During the three months ended September 30, 2026, we invested approximately $6.2 million across existing portfolio companies. Of these investments, $5.7 million, or 91.5%, were in first lien senior secured loans. The remaining $0.5 million, or 8.5%, were comprised of equity investments. Additionally, sales and repayments of investments totaled approximately $681.4 million during the three months ended September 30, 2026, including $457.5 million of investments, net of losses, sold through the Continuation Vehicle transaction. New investments during the quarter had a weighted average effective yield of 11.1%. Investments we exited had a weighted average effective yield of 10.9%.

As of September 30, 2026, total assets were $816.5 million, net assets were $471.0 million and net asset value per share was $5.61, as compared to $1.5 billion, $552.0 million, and $6.58 per share, respectively, as of June 30, 2026.

__________________________

(1) Weighted average annual effective yield includes amortization of deferred debt origination and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes non-accrual and non-income producing loans.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended September 30, 2026 was approximately $28.5 million, or $0.34 per share. Investment income for the three months ended September 30, 2026 included recurring cash interest income of $0.20 per share, $0.08 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.02 per share from recurring portfolio investment original issue discount and exit fee amortization, $0.03 per share from interest income paid in kind and $0.01 per share in dividend income. This reflects our policy of recording interest income, adjusted for amortization of portfolio investment premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended September 30, 2026 were approximately $15.1 million, or $0.18 per share, including interest and other debt expenses of $9.4 million, or $0.11 per share and base management fees of $3.0 million, or $0.04 per share. As of September 30, 2026, the Company’s cumulative total return did not exceed the total return hurdle, and as a result, no incentive compensation was accrued for the three months ended September 30, 2026. Excluding interest and other debt expenses, annualized third quarter expenses were 4.4% of average net assets.

Net investment income for the three months ended September 30, 2026 was approximately $13.4 million, or $0.16 per share. Net realized loss on investments and foreign currency for the three months ended September 30, 2026 was $74.5 million, or $0.89 per share. Net realized loss for the three months ended September 30, 2026 was comprised primarily of $63.7 million in losses from the Continuation Vehicle Transaction, and $4.2 million and $3.8 million in losses from the disposition of our investments in Paramount and Emerald, respectively, offset by $4.7 million in gains from the disposition of our investments in Domo. Net unrealized loss for the three months ended September 30, 2026 was $4.3 million, or $0.05 per share. Net unrealized loss for the three months ended September 30, 2026 primarily reflects an $11.5 million unrealized loss on our investment in Job and Talent, a $6.9 million reversal of previously recognized unrealized gains from the disposition of our investment in Domo, and a $2.5 million reversal of previously recognized unrealized gains from the disposition of our investment in Thras.io, partially offset by an $8.3 million reversal of previously recognized unrealized losses from the disposition of our investments in the Continuation Vehicle Transaction, and $5.7 million and $4.7 million reversals of previously recognized unrealized losses from the disposition of our investments in Paramount and Emerald, respectively. Realized loss on extinguishment of debt was $1.3 million, or $0.02 per share, for the three months ended September 30, 2026. Net decrease in net assets resulting from operations for the three months ended September 30, 2026 was $66.8 million, or $0.80 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2026, available liquidity was approximately $511.2 million, comprised of approximately $258.1 million in available capacity under our leverage program and $253.1 million in cash and cash equivalents.

The combined weighted-average interest rate on debt outstanding at September 30, 2026 was 6.90%.

Total debt outstanding at September 30, 2026, including debt assumed as a result of the Merger, was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
Merger Sub Facility(2)	2028	SOFR+2.00%	(3)	$6,893,706	$258,106,294	$265,000,000	(4)
2029 Notes ($325 million par)	2029	6.95%		322,916,348	—	322,916,348
Total leverage				329,810,054	$258,106,294	$587,916,348
Unamortized issuance costs				(3,431,843)
Debt, net of unamortized issuance costs				$326,378,211

(1)
Except for the 2029 Notes, all carrying values are the same as the principal amounts outstanding.
(2)
Debt assumed by the Company as a result of the Merger with BCIC.
(3)
The applicable margin for SOFR-based borrowings, EURIBOR-based borrowings and CORRA-based borrowings could be either 1.75% or 2.00% depending on a ratio of the borrowing base to certain committed indebtedness. If Merger Sub elects to borrow based on the alternate base rate, the applicable margin could be either 0.75% or 1.00% depending on a ratio of the borrowing base to certain committed indebtedness. As of September 30, 2026, $0 million of the outstanding amount was subject to a SOFR credit adjustment of 0.10%. $2.9 million of the outstanding amount bore interest at a rate of EURIBOR + 2.00%. $4.0 million of the outstanding amount bore interest at a rate of CORRA + 2.00% with a credit adjustment of 0.30%.
(4)
Merger Sub Facility includes a $60.0 million accordion which allows for expansion of the facility to up to $325.0 million subject to consent from the lender and other customary conditions.

For the three months ended September 30, 2026, approximately $0.3 million of cash distributions were reinvested for electing participants through purchase of shares in the open market in accordance with the terms of the DRIP.

On April 29, 2026, our Board of Directors re-approved our stock repurchase plan to acquire up to $50.0 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934 (the “Company Repurchase Plan”), to be in effect through the earlier of April 30, 2027, unless further extended or terminated by the Company’s Board of Directors, or such time as the approved $50.0 million repurchase amount has been fully utilized, subject to certain conditions.

There were no shares repurchased under the Company Repurchase Plan during the three months ended September 30, 2026.

RECENT DEVELOPMENTS

On November 5, 2026, our Board of Directors declared a fourth quarter dividend of $0.17 per share, payable on December 31, 2026 to stockholders of record as of the close of business on December 17, 2026.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) on Thursday, November 5, 2026 to discuss its financial results and the portfolio sale transaction. All interested parties are invited to participate in the conference call by dialing (833) 461-5787; international callers should dial (585) 542-9983. All participants should reference the access code 422268392. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Third Quarter 2026 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	September 30, 2026	December 31, 2025
	(unaudited)
Assets
Investments, at fair value:
Non-controlled, non-affiliated investments (cost of $489,208,158 and $1,425,285,902, respectively)	$404,445,346	$1,360,801,852
Non-controlled, affiliated investments (cost of $106,815,228 and $101,284,695, respectively)	34,319,580	34,821,907
Controlled investments (cost of $97,344,630 and $151,475,599, respectively)	104,769,514	137,678,713
Total investments (cost of $693,368,016 and $1,678,046,196, respectively)	543,534,440	1,533,302,472

Cash and cash equivalents	253,136,577	61,075,494
Interest, dividends and fees receivable	7,030,615	21,495,630
Deferred debt issuance costs	1,192,859	5,123,425
Receivable for investments sold	—	26,313,406
Prepaid expenses and other assets	11,583,328	3,050,038
Total assets	816,477,819	1,650,360,465

Liabilities
Debt (net of deferred issuance costs of $3,431,843 and $5,299,866, respectively)	326,378,211	1,035,542,837
Interest and debt related payables	7,550,864	7,245,830
Management fees payable	3,018,684	3,393,322
Reimbursements due to the Advisor	119,546	1,272,082
Accrued expenses and other liabilities	8,420,739	4,893,197
Total liabilities	345,488,044	1,052,347,268

Net assets	$470,989,775	$598,013,197

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 83,902,775 and 84,564,578 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	$83,902	$84,564
Paid-in capital in excess of par	1,727,427,570	1,730,298,757
Distributable earnings (loss)	(1,256,521,697)	(1,132,370,124)
Total net assets	470,989,775	598,013,197
Total liabilities and net assets	$816,477,819	$1,650,360,465

Net assets per share	$5.61	$7.07

BlackRock TCP Capital Corp.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Investment income
Interest income (excluding PIK):
Non-controlled, non-affiliated investments	$22,865,072	$40,969,242	$90,405,839	$126,035,196
Non-controlled, affiliated investments	404,875	912,871	1,310,320	1,589,518
Controlled investments	1,638,983	2,258,585	5,545,030	6,838,396
PIK interest income:
Non-controlled, non-affiliated investments	2,192,369	3,346,311	7,658,003	14,584,650
Non-controlled, affiliated investments	321,969	1,011,878	1,070,670	1,011,878
Controlled investments	—	415,661	415,331	1,491,424
Dividend income:
Non-controlled, non-affiliated investments	524,351	463,624	1,527,627	1,349,150
Non-controlled, affiliated investments	—	221,500	—	1,444,050
Controlled investments	524,352	913,861	3,138,642	3,521,218
Other income:
Non-controlled, non-affiliated investments	10,913	2,244	16,790	4,209
Total investment income	28,482,884	50,515,777	111,088,252	157,869,689

Operating expenses
Interest and other debt expenses	9,404,908	16,816,947	40,448,923	50,989,413
Management fees	3,018,683	5,544,927	11,910,234	16,489,889
Professional fees	1,060,286	825,189	3,303,473	2,640,088
Administrative expenses	596,023	414,900	1,505,756	1,566,294
Insurance expense	364,501	215,873	785,884	652,799
Director fees	212,500	182,500	587,500	567,500
Custody fees	51,608	91,880	217,807	276,413
Other operating expenses	408,793	990,597	2,343,820	3,105,305
Total operating expenses, before management fee waiver	15,117,302	25,082,813	61,103,397	76,287,701
Management fee waiver	—	(1,848,309)	—	(5,496,629)
Total operating expenses, after management fee waiver	15,117,302	23,234,504	61,103,397	70,791,072

Net investment income	13,365,582	27,281,273	49,984,855	87,078,617

Realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Non-controlled, non-affiliated investments	(73,407,438)	(77,727,536)	(99,459,827)	(184,932,758)
Non-controlled, affiliated investments	(1,971,183)	(4,097,709)	(1,971,183)	(4,097,709)
Controlled investments	907,653	(15,212,153)	(20,524,717)	(15,212,153)
Interest Rate Swap	—	—	—	(9,491)
Net realized gain (loss)	(74,470,968)	(97,037,398)	(121,955,727)	(204,252,111)

Net change in unrealized appreciation (depreciation):
Non-controlled, non-affiliated investments	(3,138,716)	79,382,048	(20,217,921)	146,250,740
Non-controlled, affiliated investments	(1,975,215)	915,853	(6,119,125)	(1,366,401)
Controlled investments	787,913	13,827,936	21,221,769	1,656,187
Interest Rate Swap	—	—	—	(9,316)
Net change in unrealized appreciation (depreciation)	(4,326,018)	94,125,837	(5,115,277)	146,531,210

Net realized and unrealized gain (loss)	(78,796,986)	(2,911,561)	(127,071,004)	(57,720,901)

Realized loss on extinguishment of debt	(1,322,176)	—	(4,219,531)	—

Net increase (decrease) in net assets resulting from operations	$(66,753,580)	$24,369,712	$(81,305,680)	$29,357,716

Basic and diluted earnings (loss) per share	$(0.80)	$0.29	$(0.97)	$0.35

Basic and diluted weighted average common shares outstanding	83,902,775	85,034,351	84,049,474	85,051,475

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, an indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. We use words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “could,” “may,” “plan” and similar words to identify forward-looking statements. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors could cause actual results to differ materially from those contained in the forward-looking statements, including, but not limited to, those factors included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2025, and the company’s subsequent periodic filings on Form 10-Q with the SEC. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the ability to realize the anticipated benefits of the Merger, including the expected accretion to net investment income and the elimination or reduction of certain expenses and costs due to the Merger; (ii) risks related to diverting management’s attention from ongoing business operations; (iii) risks related to the retention of the personnel of TCPC’s advisor; (iv) changes in the economy, financial markets and political environment; (v) risks associated with possible disruption in the operations of TCPC or the economy generally due to terrorism, war or other geopolitical conflict (including the current conflict between Russia and Ukraine and the conflict in the Middle East), trade protection or trade wars, natural disasters or public health crises and epidemics; (vi) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (vii) conditions in TCPC’s operating areas, particularly with respect to business development companies or regulated investment companies; and (viii) other considerations that may be disclosed from time to time in TCPC’s publicly disseminated documents and filings. Copies are available on the SEC’s website at www.sec.gov and the Company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The Company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.

Alex Doll

(310) 566-1094

investor.relations@tcpcapital.com